                                                                     Exhibit 4.7












--------------------------------------------------------------------------------


                      COMMON SECURITIES GUARANTEE AGREEMENT



                               SUNTRUST CAPITAL __



                         DATED AS OF __________________


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS



                                                                                                      Page
                                                                                                      ----

ARTICLE I DEFINITIONS AND INTERPRETATION.................................................................1

   SECTION 1.1       DEFINITIONS AND INTERPRETATION......................................................1

ARTICLE II GUARANTEE.....................................................................................3

   SECTION 2.1       GUARANTEE...........................................................................3
   SECTION 2.2       WAIVER OF NOTICE AND DEMAND.........................................................4
   SECTION 2.3       OBLIGATIONS NOT AFFECTED............................................................4
   SECTION 2.4       RIGHTS OF HOLDERS...................................................................5
   SECTION 2.5       GUARANTEE OF PAYMENT................................................................5
   SECTION 2.6       SUBROGATION.........................................................................5
   SECTION 2.7       INDEPENDENT OBLIGATIONS.............................................................5

ARTICLE III LIMITATION OF TRANSACTIONS, SUBORDINATION....................................................6

   SECTION 3.1       LIMITATION OF TRANSACTIONS..........................................................6
   SECTION 3.2       SUBORDINATION.......................................................................6
   SECTION 3.3       PARI PASSU GUARANTEES...............................................................6

ARTICLE IV TERMINATION...................................................................................7

   SECTION 4.1       TERMINATION.........................................................................7

ARTICLE V MISCELLANEOUS..................................................................................7

   SECTION 5.1       SUCCESSORS AND ASSIGNS..............................................................7
   SECTION 5.2       AMENDMENTS..........................................................................7
   SECTION 5.3       NOTICES.............................................................................7
   SECTION 5.4       BENEFIT.............................................................................8
   SECTION 5.5       GOVERNING LAW.......................................................................8

                      COMMON SECURITIES GUARANTEE AGREEMENT

                  This GUARANTEE AGREEMENT (the "Common Securities Guarantee"), dated as of __________________, is executed and delivered by SunTrust Banks, Inc., a Georgia corporation (the "Guarantor"), for the benefit of the Holders (as defined herein) from time to time of the Common Securities (as defined herein) of SunTrust Capital __, a Delaware business trust (the "Issuer").

                  WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of __________________, among the Trustees of the Issuer named therein, the Guarantor, as sponsor, and the holders from time to time of beneficial ownership interests in the assets of the Issuer, the Issuer may issue up to $_____________ aggregate liquidation amount of its _____________ common securities (the "Common Securities") representing beneficial ownership interests in the assets of the Issuer and having the terms set forth in Annex I to the Declaration;

                  WHEREAS, as incentive for the Holders to purchase the Common Securities, the Guarantor desires to irrevocably and unconditionally agree, to the extent set forth in this Common Securities Guarantee, to pay to the Holders of the Common Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein; and

                  WHEREAS, the Guarantor is also executing and delivering a guarantee agreement (the "Preferred Securities Guarantee") in substantially identical terms to this Common Securities Guarantee for the benefit of the holders of the Preferred Securities (as defined herein), except that if an Event of Default (as defined in the Indenture), has occurred and is continuing, the rights of Holders of the Common Securities to receive Guarantee Payments under this Common Securities Guarantee are subordinated to the rights of holders of Preferred Securities to receive Guarantee Payments under the Preferred Securities Guarantee.

                  NOW, THEREFORE, in consideration of the purchase by each Holder of Common Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Common Securities Guarantee for the benefit of the Holders.



                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

SECTION 1.1  Definitions and Interpretation.

                           In this Common Securities Guarantee, unless the
context otherwise requires:

                           (a) Capitalized terms used in this Common Securities
Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1 or in the Declaration, as the case may be;

                           (b) Terms defined in the Declaration as at the date
of execution of this Common Securities Guarantee have the same meaning when used in this Common Securities Guarantee unless otherwise defined in this Common Securities Guarantee;

                           (c) a term defined anywhere in this Common Securities
Guarantee has the same meaning throughout;

                           (d) all references to "the Common Securities
Guarantee" or "this Common Securities Guarantee" are to this Common Securities Guarantee as modified, supplemented or amended from time to time;

                           (e) all references in this Common Securities
Guarantee to Articles and Sections are to Articles and Sections of this Common Securities Guarantee unless otherwise specified;

                           (f) a reference to the singular includes the plural
and vice versa; and

                           (g) the following terms have the meaning given to
them in this Section 1.1(g):

                  "Distributions" means the periodic distributions and other payments payable to Holders of Common Securities in accordance with the terms of the Common Securities set forth in Annex I to the Declaration.

                  "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Common Securities, to the extent not paid or made by the Issuer: (i) any accrued and unpaid Distributions that are required to be paid on such Common Securities, but if and only to the extent the Issuer shall have funds available therefor, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price"), but if and only to the extent the Issuer has funds available therefor, with respect to any Common Securities called for redemption by the Issuer, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Debentures to the Holders in exchange for Common Securities or the redemption of all the Common Securities upon the maturity or redemption of the Debentures as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Common Securities to the date of payment, but if and only to the extent the Issuer has funds available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution"). If an event of default under the Indenture has occurred and is continuing, the rights of Holders of the Common Securities to receive Guarantee Payments under this Common Securities Guarantee are subordinated to the rights of Holders of Preferred Securities to receive guarantee payments pursuant to the Preferred Securities Guarantee.

                  "Holder" shall mean any holder, as registered on the books and records of the Issuer, of any Common Securities.

                  "Indebtedness" shall mean (i) every obligation of the Guarantor for money borrowed; (ii) every obligation of the Guarantor evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;
(iii) every reimbursement obligation of the Guarantor with respect to letters of credit, banker's acceptances or similar facilities issued for the account of the Guarantor; (iv) every obligation of the Guarantor issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of the Guarantor; (vi) every obligation of the Guarantor for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and other similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, the Guarantor has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

                  "Preferred Securities" means the securities representing preferred beneficial ownership interests in the assets of the Issuer.

                  "Senior Indebtedness" shall mean the principal of, premium, if any, and interest on, all Indebtedness, whether outstanding on the date of execution of this Common Securities Guarantee or hereafter created, assumed or incurred, except Indebtedness that by its terms is expressly stated to be not superior in right of payment to the Debentures or to rank pari passu with the Debentures, and any deferrals, renewals or extensions of such Senior Indebtedness.



                                   ARTICLE II

                                    GUARANTEE

SECTION 2.1  Guarantee.

         The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

SECTION 2.2  Waiver of Notice and Demand.

         The Guarantor hereby waives notice of acceptance of this Common Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 2.3  Obligations Not Affected.

         The obligations, covenants, agreements and duties of the Guarantor under this Common Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                           (a) the release or waiver, by operation of law or
otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Common Securities to be performed or observed by the Issuer;

                           (b) the extension of time for the payment by the
Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Common Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Common Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures or any extension of the maturity date of the Debentures permitted by the Indenture);

                           (c) any failure, omission, delay or lack of diligence
on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Common Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

                           (d) the voluntary or involuntary liquidation,
dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

                           (e) any invalidity of, or defect or deficiency in,
the Common Securities;

                           (f) the settlement or compromise of any obligation
guaranteed hereby or hereby incurred; or

                           (g) any other circumstance whatsoever that might
otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 2.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

                  There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 2.4  Rights of Holders.

                  The Guarantor expressly acknowledges that any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Common Securities Guarantee, without first instituting a legal proceeding against the Issuer or any other person or entity.

SECTION 2.5  Guarantee of Payment.

                  This Common Securities Guarantee creates a guarantee of payment and not of collection.

SECTION 2.6  Subrogation.

                  The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Common Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Common Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Common Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 2.7  Independent Obligations.

                  The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Common Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Common Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 2.3 hereof.

                                  ARTICLE III

                    LIMITATION OF TRANSACTIONS, SUBORDINATION

SECTION 3.1  Limitation of Transactions.

                  So long as any Common Securities remain outstanding, if (i) the Guarantor shall be in default with respect to its Guarantee Payments or other obligations hereunder, or (ii) there shall have occurred an event of default under the Indenture that has not been cured or waived, then the Guarantor shall not (i) declare or pay any dividends or distributions on, or prepay, purchase, acquire or make a liquidation payment with respect to, any shares of the Guarantor's capital stock, (ii) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any debt securities of the Guarantor that rank pari passu in all respects with, or junior in right of payment to, the Debentures or (iii) make any guarantee payment with respect to any guarantee by the Guarantor of the debt securities of any subsidiary of the Guarantor if such guarantee ranks pari passu with, or junior in right of payment to, the Debentures (other than (a) dividends, distributions, redemptions, purchases or acquisitions made by the Guarantor by way of issuance of its capital stock (or options, warrants or other rights to subscribe therefor), (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such shareholders' rights plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Preferred Securities Guarantee or Common Securities Guarantee, (d) the purchase of fractional shares resulting from a reclassification of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (f) purchases of common stock related to the issuance of common stock or rights under any of the Guarantor's benefit plans for its directors, officers or employees and (g) obligations under any of the Guarantor's dividend reinvestment or stock purchase plans).

SECTION 3.2  Subordination.

                  This Common Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all Senior Indebtedness, and (ii) senior to all capital stock now or hereafter issued by the Guarantor and to any guarantee now or hereafter entered into by the Guarantor in respect of any of its capital stock.

SECTION 3.3  Pari Passu Guarantees.

                  The obligations of the Guarantor under this Common Securities Guarantee shall rank pari passu with the obligations of the Guarantor under any similar Common Securities Guarantee (as defined in the Indenture) now or hereafter entered into by the Guarantor in respect of any other trust or similar financing vehicle sponsored by the Guarantor.

                                   ARTICLE IV

                                   TERMINATION

SECTION 4.1  Termination.

                  This Common Securities Guarantee shall terminate (i) upon full payment of the Redemption Price of all Common Securities, (ii) upon the distribution of the Debentures to the Holders of all of the Common Securities or
(iii) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer. Notwithstanding the foregoing, this Common Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if, at any time, any Holder must restore payment of any sum paid under the Common Securities or under this Common Securities Guarantee.



                                   ARTICLE V

                                  MISCELLANEOUS

SECTION 5.1  Successors and Assigns.

                  All guarantees and agreements contained in this Common Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Common Securities then outstanding.

SECTION 5.2  Amendments.

                  Except with respect to any changes which do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this Common Securities Guarantee may only be amended with the prior approval of the Holders of at least a majority in liquidation amount of all the outstanding Common Securities. The provisions of Section 12.2 of the Declaration with respect to meetings of Holders of the Securities shall apply to the giving of such approval.

SECTION 5.3  Notices.

                  All notices provided for in this Common Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, faxed or mailed by registered or certified mail, as follows:

                           (a) if given to the Issuer, in care of the Regular
Trustee at the Issuer's mailing address set forth below (or such other address as the Issuer may give notice of to the Holders):

                                    SunTrust Capital __
                                    c/o SunTrust Banks, Inc.
                                    303 Peachtree Street, N.E.
                                    Atlanta, Georgia  30308-3201
                                    Attention:  Treasurer
                                    Fax:        (404) 724-3749

                           (b) if given to the Guarantor, at the Guarantor's
mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders):

                                    SunTrust Banks, Inc.
                                    303 Peachtree Street, N.E.
                                    Atlanta, Georgia  30308-3201
                                    Attention:  Treasurer
                                    Fax:        (404) 724-3749

                           (c) if given to any Holder, at the address set forth
on the books and records of the Issuer.

                  All such notices shall be deemed to have been given when received in person, faxed with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 5.4  Benefit.

                  This Common Securities Guarantee is solely for the benefit of the Holders and is not separately transferable from the Common Securities.

SECTION 5.5  Governing Law.

                  THIS COMMON SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  THIS COMMON SECURITIES GUARANTEE is executed as of the day and year first above written.

                                          SUNTRUST BANKS, INC.



                                          By:
                                             -----------------------------------
                                             Name:
                                             Title: